REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Newstate Capital Co., Ltd., a subsidiary of Newstate Capital Corp. U.S.A.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Newstate Capital Co., Ltd. and its subsidiary as of March 31, 1999, and the results of their operations and their cash flows for the periods from December 9, 1998 to March 31, 1999 (Post-acquisition period), and from April 1, 1998 to December 8, 1998 (Pre-acquisition period) in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As discussed in Note 1 to the consolidated financial statements, effective December 9, 1998, Newstate Capital Corp. U.S.A. acquired 99.5% of the outstanding stock of the Company in a business combination accounted for as a purchase. As a result of the acquisition, the consolidated financial information for the period after the acquisition is presented on a different cost basis than that for the period before the acquisition and, therefore, is not comparable.

As described in Note 1, the Company operates under adverse economic conditions in Korea and the Asia Pacific region.

                                     /s/ SAMIL ACCOUNTING CORPORATION
                                     --------------------------------
                                         Samil Accounting Corporation
                                         Seoul, Korea

July 30, 1999

Samil Accounting Corporation is the Korean member firm of the worldwide PricewaterhouseCoopers organization.


                                NEWSTATE CAPITAL CO., LTD. AND SUBSIDIARY
                                        CONSOLIDATED BALANCE SHEET

                                             March 31, 1999
                                            -----------------

                                                                   In Thousands of             U.S. Dollars
                                                                     Korean Won                 (Unaudited)
                                                                ----------------------     ----------------------
  ASSETS
Cash and cash equivalents                                            W   32,006,329         US$     26,134,016
Interest-bearing deposits with banks                                      7,889,816                  6,442,244
Securities available for sale (Note 3)                                   13,317,615                 10,874,186
Securities held to maturity (Note 3)                                         64,153                     52,383
Loans (Note 4)                                                          118,463,288                 96,728,413
Accrued interest receivable                                               2,972,203                  2,426,882
Other assets                                                              2,163,596                  1,766,633
                                                                ----------------------     ----------------------
      Total assets                                                   W  176,877,000         US$    144,424,757

  LIABILITIES AND SHAREHOLDERS' EQUITY

Short-term borrowings (Note 5)                                       W   66,799,727         US$     54,543,747
Accrued expenses and other liabilities                                    1,933,356                  1,578,636
Long-term debt (Note 6)                                                  86,346,288                 70,504,032
Accrued employee benefit (Note 7)                                           689,000                    562,587
Negative goodwill (Notes 2 and 12)                                       15,676,107                 12,799,957
                                                                ----------------------     ----------------------
      Total liabilities                                                 171,444,478                139,988,959
                                                                ----------------------     ----------------------
Minority interest                                                            42,379                     34,603

Commitments and contingencies (Note 9)

Shareholders' equity:
Common stock: W5,000 par value;
  16,000,000 shares authorized ; 4,978,000 shares
  issued and outstanding (Note 10)                                        4,890,001                  3,992,816
Retained earnings                                                           464,995                    379,681
Accumulated other comprehensive income                                       35,147                     28,698
                                                                ----------------------     ----------------------
      Total shareholders' equity                                          5,390,143                  4,401,195
                                                                ----------------------     ----------------------
      Total liabilities and shareholders' equity                     W  176,877,000          US$   144,424,757
                                                                ======================     ======================


            The accompanying notes are an integral part of these consolidated financial statements.

                                NEWSTATE CAPITAL CO., LTD. AND SUBSIDIARY
                                   CONSOLIDATED STATEMENT OF OPERATIONS
                              Periods from December 9, 1998 to March 31, 1999
                                 and from April 1, 1998 to December 8, 1998
                                            -----------------


                                                     Period from December 9, 1998 to March         Period from April 1, 1998 to
                                                                March 31, 1999                           December 8, 1998
                                                    ----------------------------------------  --------------------------------------
                                                     In Thousands of        U.S. Dollars       In Thousands of        U.S. Dollars
                                                       Korean Won           (Unaudited)           Korean Won          (Unaudited)
                                                    ------------------   -------------------  -------------------  -----------------
Interest income:
  Loans                                              W    3,878,500       US$   3,166,898        W  12,624,511     US$ 10,373,468
  Deposits with banks                                     1,960,517             1,600,814            2,070,331          1,701,176
                                                    ------------------   -------------------  -------------------  -----------------
      Total interest income                               5,839,017             4,767,712           14,694,842         12,074,644
                                                    ------------------   -------------------  -------------------  -----------------

Interest expenses:
  Short-term borrowings                                   2,186,995             1,785,739            6,681,407          5,490,063
  Long-term debt                                          2,246,847             1,834,610            7,931,642          6,517,372
                                                    ------------------   -------------------  -------------------  -----------------
      Total interest expense                              4,433,842             3,620,349           14,613,049         12,007,435
                                                    ------------------   -------------------  -------------------  -----------------

Net interest income                                       1,405,175             1,147,363               81,793             67,209
Provision for loan losses                                                                           (1,300,771)        (1,068,834)
                                                            -                     -
                                                    ------------------   -------------------  -------------------  -----------------
Net interest income (loss) after provision for
  loan losses                                             1,405,175             1,147,363           (1,218,978)        (1,001,625)

Other income and expense:
  Salaries and employee benefits                           (513,324)             (419,143)            (449,568)          (369,407)
  General and administration                             (1,297,658)           (1,059,572)            (665,216)          (546,603)
  Employee benefit                                         (213,000)             (173,920)            (476,000)          (391,126)
  Amortization of negative goodwill                         706,812               577,130                -                  -
  Other income, net                                         375,775               306,830             (192,313)          (158,022)
                                                    ------------------   -------------------  -------------------  -----------------
                                                           (941,395)             (768,675)          (1,783,097)        (1,465,158)
                                                    ------------------   -------------------  -------------------  -----------------

Income (loss) before income taxes and minority
   interest                                                 463,780               378,688           (3,002,075)        (2,466,783)
Provision for income taxes (Note 11)                          -                     -                    -                  -
Minority interest                                             1,215                   993
                                                    ------------------   -------------------  -------------------  -----------------
Net income (loss)                                    W      464,995      US$      379,681        W  (3,002,075)    US$ (2,466,783)
                                                    ==================   ===================  ===================  =================
Net income (loss) per common share, basic
  and diluted
                                                     W           93      US$         0.08        W        (751)    US$      (0.62)
                                                    ------------------   -------------------  -------------------  -----------------
Average number of shares outstanding                      4,978,000             4,978,000            4,000,000          4,000,000



                      The accompanying notes are an integral part of these consolidated financial statements.

                                        NEWSTATE CAPITAL CO., LTD.
                                    STATEMENT OF SHAREHOLDERS' EQUITY
                              Periods from December 9, 1998 to March 31, 1999,
                                 and from April 1, 1998 to December 8, 1998
                                            -----------------


                                                                        In thousands of Korean Won
                                               ---------------------------------------------------------
                                         Capital stock                      Accumulated other
                               --------------------------  Retained earning  comprehensive                   In U.S. Dollars
                                  Shares          Amount      (deficit)        Income          Total           (Unaudited)
                               ------------  ------------- -------------- --------------- ---------------  --------------------
Balance April 1, 1998            4,000,000   W  20,000,000 W (17,947,338)   W (321,524)    W 1,731,138       US$   1,413,520

Net loss                                             -        (3,002,075)       -           (3,002,075)           (2,466,783)
Net change in unrealized
  appreciation on
  available-for-sale securities                      -             -           228,146         228,146               186,287
                               ------------  ------------- -------------- --------------- ---------------  --------------------
Comprehensive income                                                                        (2,773,929)           (2,280,496)

Balance December 8, 1998         4,000,000      20,000,000   (20,949,413)      (93,378)     (1,042,791)             (866,976)
Acquisition of the Company by
  the Parent                                   (19,999,999)   20,949,413        93,378       1,042,792               866,977
Shares issued to Parent            978,000       4,890,000                                   4,890,000             3,992,816
Net income                                         -             464,995         -             464,995               379,680
Net change in unrealized
  appreciation on
  available-for-sale securities     -             -                -            35,147          35,147                28,698
                                                                          --------------- ---------------  --------------------
Comprehensive income                                                                           500,142               408,378

                               ------------  ------------- -------------- --------------- ---------------  --------------------
Balance March 31, 1999           4,978,000   W   4,890,001 W     464,995    W   35,147     W 5,390,143       US$   4,401,195
                               ============  ============= ============== =============== ===============  ====================

The accompanying notes are an integral part of these consolidated financial statements.

                    NEWSTATE CAPITAL CO., LTD. AND SUBSIDIARY
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                Periods from December 9, 1998 to March 31,1999,
                  and from April 1, 1998 to December 8, 19998

                                -----------------






                                                            Period from December 9, 1998                Period from April 1, 1998
                                                                  to March 31, 1999                        to December 8, 1998
                                                      ------------------------------------------ -----------------------------------
                                                        In Thousands                                In Thousands
                                                             of                U.S. Dollars              of           U.S. Dollars
                                                         Korean Won            (Unaudited)           Korean Won       (Unaudited)
                                                      ------------------   --------------------- -------------------   -------------
                                                                                                 >
 Cash flows from operating activities:
   Net income (loss)                                  W    464,995      US$    379,681        W (3,002,075)      US$  (2,466,783)
   Adjustment to reconcile net income (loss)
     to  net cash provided by (used in) operating
    activities:
     Minorities interest                                    (1,215)               (993)             -                    -
     Depreciation and amortization                         403,701             329,633             906,716               745,042
     Amortization of negative goodwill                    (715,440)           (584,176)             -                     -
     Provision for loan losses                               -                   -               1,300,771             1,068,834
     Increase in accrued employee benefit                  213,000             173,920             476,000               391,126
     Decrease in accrued expenses and other
       liabilities                                        (281,542)           (229,887)           (545,247)             (448,026)
     Increase in accrued income and other assets           (70,756)            (57,773)            286,033               235,031
                                                      ---------------   ----------------- -------------------   -------------------
 Net cash provided by (used in) operating
     activities                                             12,743              10,405            (577,802)             (474,776)
                                                      ---------------   ----------------- -------------------   -------------------

 Cash flows from investing activities:
   Decrease in loans, net                               12,497,882          10,204,852          32,703,842            26,872,508
   Decrease (increase) in interest bearing
      deposits with banks, net                          19,424,464          15,860,590          (5,899,275)           (4,847,391)
   Purchase of available-for-sale securities              (354,500)           (289,459)            (93,378)              (76,728)
   Payment for purchase of subsidiary,
      net of cash acquired                             (12,974,134)        (10,593,724)             -                     -
   Other                                                   (22,410)            (18,298)             -                     -
                                                      ---------------   ----------------- -------------------   -------------------
 Net cash provided by investing activities              18,571,302          15,163,961          26,711,189            21,948,389
                                                      ---------------   ----------------- -------------------   -------------------

 Cash flows from financing activities:
   Increase (decrease) in short-term borrowings, net    20,500,000          16,738,793          (3,400,000)           (2,793,755)
   Decrease in long-term debt                          (18,272,359)        (14,919,866)        (22,572,500)          (18,547,658)
   Issuance of common stock                              4,890,000           3,992,815
                                                      ---------------   ----------------- -------------------   -------------------
 Net cash provided by (used in) financing activities     7,117,641           5,811,742         (25,972,500)          (21,341,413)
                                                      ---------------   ----------------- -------------------   -------------------
 Net increase in cash and cash equivalents              25,701,686          20,986,108             160,887               132,200

 Cash and cash equivalents at beginning of period        6,304,643           5,147,908           6,143,756             5,048,279
                                                      ===============   ================= ===================   ===================
 Cash and cash equivalents at end of period           W 32,006,329      US$ 26,134,016        W  6,304,643       US$   5,180,479
                                                      ===============   ================= ===================   ===================


 Supplemental schedule of non-cash investing
   and financing activities:
  The Parent acquired 99.5%of NEWSTATE capital stock (see note1) and NEWSTATE acquired all of YOUNGNAM capital stock (see note12). In conjunction with the acquisitions, liabilities were assumed as follows:

        Fair value of assets acquired        W 188,123,541      US$    153,607,855                                   US$
        Cash paid for the capital stock         19,000,001              15,514,003              -                     -
                                                                                                -                     -
                                           ------------------   --------------------- -------------------   --------------
        Liabilities assumed                    169,123,540             138,093,852              -                     -


    Supplemental cashflow information:
       Cash paid for interest                    1,488,393               1,215,312           2,976,785             2,446,002
                                           ==================   ===================== ===================   ===================
       Cash paid for income taxes                    -                       -                   -                     -



         The accompanying notes are an integral part of these consolidated financial statements.

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 March 31, 1999
                                -----------------

 1. Basis of Presentation:

    NEWSTATE  CAPITAL  CO.,  LTD.  ("NEWSTATE"),  a  99.6%-owned  subsidiary  of
      Newstate Capital Corp. U.S.A.(the "Parent"), is a financing company incorporated on February 18, 1994 under the laws of the Republic of Korea to engage in factoring commercial notes and accounts receivable, and to provide short-term and long-term financing to customers. The name of the company was changed from Dongsuh Finance Co., Ltd. to NEWSTATE CAPITAL CO., LTD. on December 9, 1998 when the Parent acquired 3,980,000 (99.5%) shares of NEWSTATE's common stock from Dongsuh Horizon Securities Co., Ltd for $1 in cash. On December 9, 1998, NEWSTATE issued 978,000 shares of common stock to the Parent at W5,000 per share, bringing the Parent's ownership of NEWSTATE to 99.6%. Yongnam Housing Finance Co., Ltd. ("YOUNGNAM"), a wholly owned subsidiary of NEWSTATE, is a business that provides financing for the purchase of homes to middle-income individuals.

    The accompanying  consolidated  financial statements include the accounts of
      NEWSTATE and YOUNGNAM (collectively, the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

    As a result of the effects of the International Monetary Fund debt crisis in Korea, NEWSTATE and YOUNGNAM, since its acquisition by NEWSTATE, suspended new loan originations from the period December 1997 to April 1999. Consequently, the accompanying financial statements do not reflect the Company's normal business activities in a stable economic environment.

   The  Company  operates a branch in Seoul and two  branches  in the  Kyungsang
      Province of the Republic of Korea.

    The official accounting records of the Company are maintained in Korean Won in accordance with the relevant laws and regulations of the Republic of Korea. The U.S. Dollar amounts are provided herein as supplementary information solely for the convenience of the reader. All Won amounts are expressed in U.S. Dollars at the rate of 1,224.7 : US$1, the prevailing rate on March 31, 1999. This presentation should not be construed as a representation that the Won amounts shown could be converted in or settled in U.S. Dollars at this or any other rate.

    The Company's primary source of revenue is from providing loans to customers who are predominantly small and middle-market businesses and middle-income individuals. A substantial portion of the Company's revenues is from housing loans.

   Liquidity Risk -

    A significant portion of the Company's liabilities are short-term or due on demand whereas most of its assets are long-term loans or investments. In order to meet its obligations and sustain its operations, the Company must generate sufficient cash flow through refinance of borrowings (see note
      5), collections on or sale of loans, sale of securities, or through capital contributions.

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

 2. Summary of Significant Accounting Policies:

    The  significant   accounting  policies  followed  by  the  Company  in  the
      preparation of the accompanying consolidated financial statements are summarized below.

   Use of Estimates in the Preparation of Financial Statements -

    The  preparation  of  financial   statements  requires  management  to  make
      estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported may differ from those estimates.

   Risks and Uncertainties -

    The operations of the Company have been affected, and may continue to be affected for the foreseeable future by the unstable economic conditions in the Republic of Korea and the Asia Pacific region. Specific factors that have impacted the Company include increased unemployment in Korea, limited availability of credit, significant numbers of corporate bankruptcies and the general deterioration of the economies of countries in the Asia Pacific region. Given the current economic conditions, it is at least reasonably possible that a continuation of the economic crisis or a lack of significant improvement in the Korean economy may require a material adjustment in the short-term for the recoverability of the Company's assets.

   Recognition of Interest Income -

    Interest income on loans and  investments is recognized on an accrual basis.
      Discounts or premiums associated with the acquisition of NEWSTATE and the acquisition of YOUNGNAM (see note 12) are recognized on an effective yield method. Acquisition discounts from impaired or past due loans where collection is not anticipated are recognized as cash, if any, is received.

   Cash Equivalents -

    Cash and cash equivalents comprise cash and time deposits in banks with original maturities of three months or less.

   Securities Held to Maturity -

    Investments for which the Company has the positive intent and ability to hold to maturity are reported at amortized cost.

Continued;

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

 2. Summary of Significant Accounting Policies, Continued:

   Securities Available for Sale -

    Securities available for sale consist of certain equity and debt securities which management believes could be sold in response to changes in market conditions or other factors. Unrealized holding gains or losses, net of tax if applicable, are included as a component of other comprehensive income in shareholders' equity until realized.

    Realized gains and losses on the sale of securities available for sale are determined using the specific-identification method.

    Realized declines in the fair value of individual securities held to maturity and available for sale securities below their cost that are determined to be other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included as losses in the statement of operations.

    Premiums and discounts are recognized in interest income using the effective interest method over the period to maturity.

    Loans, Allowance and Discontinuance of Interest Income Recognition -

    Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding principal balance, net of allowance for loan losses, and since the acquisition of NEWSTATE, net of discounts associated with the adjusting loans to estimated market values.

    The accrual of interest is discontinued if, in management's opinion, full payment of principal or interest is in doubt, or when principal or interest is past due over 90 days or more, and collateral, if any, is insufficient to cover principal and interest. Non-accrual loans are those on which the accrual of interest is discontinued. When the interest accrual is discontinued, all uncollected accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

    The allowance for loan losses is increased by charges to expense and decreased by charge-offs, if applicable. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, and current economic conditions.

    Losses on consumer and residential mortgage loans are generally provisioned through a charge to the allowance for loan losses based upon specified stages of delinquency and estimated losses on such loans.

Continued;

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

 2. Summary of Significant Accounting Policies, Continued:

   Loans, Allowance and Discontinuance of Interest Income Recognition,
     Continued-

   Since the acquisition of NEWSTATE by the Parent in which all loans were marked to market, the Company has established no provisions for loan losses (see note 1 with respect to the lack of loan originations during the periods).

   The Company  considers all  non-accrual  commercial  loans as impaired loans.
     Loan allowances on commercial loans deemed to be impaired are determined based upon an estimate of future cash flows discounted at the related loans' effective rate. Generally, the Company estimates cash flows for a period of 3 to 5 years, regardless of whether the original or restructured term of an impaired loan exceeds such periods. Charge-offs are recorded only after all practical efforts to collect the loan have been exhausted. Under Korean law, a loan to an individual remains legally binding in perpetuity.

   Foreclosed Real Estate -

   Real estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value less cost to sell at the date of foreclosure. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value, less cost to sell.

   Premises and Equipment -

   Company  premises,   furniture  and  equipment  are  carried  at  cost,  less
     accumulated depreciation computed principally by the declining-balance method over the estimated useful lives of the assets.

   Accrued Employee Benefits -

   Employees and directors with more than one year of service are entitled to receive a lump-sum payment upon termination of their service with the Company, either voluntary or involuntary, based on their length of employment and rate of pay at the time of termination. Severance benefits are accrued based primarily on the employees' compensation and years of service.

   Inaccordance with the National Pension Act, a certain portion of accrued employee benefits is remitted to the National Pension Fund and deducted from accrued employee benefits. The contributed amount is refunded to employees from the National Pension Fund upon their retirement.

Continued;

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

 2. Summary of Significant Accounting Policies, Continued :

   Negative Goodwill -

   Negative goodwill, which represents the excess of fair value over purchase price of net assets acquired, is amortized on the straight-line basis over 5 years.

   Debt Issuance Costs -

   Debt issuance costs are deferred and amortized over the life of the related debt instrument on the effective interest method.

   Income Taxes -

   Deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided on deferred income tax assets where it is more likely than not that such assets will not be realized.

   Net Income (Loss) Per Share -

   Earnings (loss) per share is computed using the weighted average number of common shares outstanding during the year. Basic and diluted earnings
     (loss) per share amount are the same as there are no convertible or other equity securities outstanding.

   Comprehensive Income -

   The Company has adopted Statement of Financial  Accounting Standards No. 130
     "Reporting Comprehensive Income", which defines and establishes the standards for reporting comprehensive income. Comprehensive income for the Company includes net income and the change in unrealized gains and losses on available for sale securities. The Company has presented these item in the statement of shareholders' equity.

   Push Down Accounting -

   Inaccordance with Securities & Exchange  Commission Staff Accounting Bulletin
     No. 54 ("SAB No. 54"), the Company has "pushed down" the Parent's purchase price in revaluing the assets and liabilities of the Company. According to the provisions of SAB No. 54, purchase transactions that result in an entity becoming substantially wholly owned require a new basis of accounting for the purchased assets and liabilities. For the periods subsequent to December 9, 1998, the consolidated financial statements of the Company reflect the accounting basis used by the Parent subsequent to the acquisition of the Company.

Continued;

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

 2. Summary of Significant Accounting Policies, Continued :

   Push Down Accounting, Continued -

    As a result of the purchase, the following purchase price adjustments are recorded as of December 9, 1998 (amounts in thousands of Won):


                                                            Increase (Decrease)
                                                 -------------------------------------------
Interest-bearing deposits with bank                   W      7,679           US$    6,270
Securities held to maturity                                  4,156                  3,393
Loans                                                   (2,840,145)            (2,319,054)
Accrued interest receivable                               (103,065)               (84,155)
Long-term debt                                             113,862                 92,971
Premises and equipment                                    (199,634)              (163,006)



   In connection with the acquisition of NEWSTATE,  Dongsuh  Horizon  Securities
     Co., Ltd. forgave W13,076,230 thousand of short term loan receivable due from NEWSTATE. The negative goodwill resulting from the purchase, and the resulting push down of the Parent's basis, amounted to W8,675,257 thousand.


 3. Securities:

   Securities at March 31,1999 are as follow (in thousands of Won):


                                                     Gross             Gross
                                                  unrealized         unrealized
                             Amortized cost          gains             losses           Fair value
                            ------------------  ----------------  ----------------- -------------------
Available for sale:
 Equity securities               W    970,621        W   35,147         -                 W  1,005,768
 Interest in pools
  of debt securities               12,311,847          -                -                   12,311,847
                            ------------------  ----------------  ----------------- -------------------
                                 W 13,282,468        W   35,147         -                 W 13,317,615
                            ==================  ================  ================= ===================
Held to maturity :
 Bond                            W     64,153        W    1,213         -                 W     65,366


   The Company's investment in the interests in pools of debt securities, which the Company acquired from the subsidiary on March 12, 1999 (see note 12), functions similarly to mutual fund or debt fund where the holders' interests represent their share of the net assets of the pools of debt securities.


Continued;

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

 3. Securities, Continued :

    The scheduled maturities of securities held to maturity at March 31, 1999 are follows (in thousands of Won):


                                                   Securities
                                                held-to-maturity
                                        ----------------------------------
                                             Cost            Fair value
                                        ----------------   ---------------
    Due in one year or less                       -                 -
    Due from one to five years                   60,505            62,058
    Due from five to ten years                    3,648             3,308
                                        ----------------   ---------------
                                                 64,153            65,366


 4. Loans:

   As a result of acquisition transactions described in notes 1 and 12, the Company's loan balances were adjusted to fair value as of those acquisition dates. Accordingly, the loan balances at March 31, 1999 comprise the following components by loan types:


                                                                    Thousands of Won
                                ------------------------------------------------------------------------------------------
                                                           Unamortized
                                                        interest premium                                  Balance at
                                     Principal             (discount)           Credit Discount         March 31, 1999
                                ---------------------  ---------------------  ---------------------  ---------------------
  Commercial                          W 23,594,429             W   130,334         W (14,513,299)        W    9,211,464
  Residential real estate              108,580,075              (2,247,948)             (629,640)           105,702,487
  Consumer                               6,479,325                (235,176)           (2,694,812)             3,549,337
                                ---------------------  ---------------------  ---------------------  ---------------------
  Sub-total                           W138,653,829             W(2,352,790)        W (17,837,751)        W  118,463,288
                                =====================  =====================  =====================  =====================


    The effective interest rates used for purposes of calculating interest premium or discount were based on the loan rates at which the same loans, after adjusting for amounts not expected to be collected, would be made under conditions prevailing at the time.

   At March 31, 1999, residential real estate loans of 54,396,799(par value) thousand are pledged as collateral for certain short-term and long-term borrowings (see Notes 5 and 6).

   An analysis of the change in the allowance for loan losses is as follows:

                                                          Thousands of Won
                                                       -----------------------
    Balance at March 31, 1998                                    17,760,105
    Provision for loan losses                                     1,300,771
    Adjustment for push down                                     (19,060,876)
                                                       -----------------------
    Balance at March 31,1999                                          -

    Until the acquisition of NEWSTATE, W14,416,740 thousand of impairment losses were recorded in relation to impaired loans. Impaired loans at the end of the year totaled W18,181,919 thousand in principal balances. Interest income on impaired commercial loans amounted to 253,262 thousand on cash basis during the fiscal year.

Continued;

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

 4. Loans, Continued :

   Scheduled maturities of loans receivable at March 31, 1999 (net of applicable discounts) are as follows:

                                                         Thousands of Won
                                                      -----------------------
   Due in one year or less                                    W   29,045,689
   Due from one to five years                                     41,355,076
   Due from five to ten years                                     22,533,246
   Due after ten years                                            25,529,277
                                                      -----------------------
                                                              W  118,463,288
                                                      =======================


 5. Short-term Borrowings:

   Short-term borrowings at March 31, 1999 comprise the following:

                                Annual Interest
                                   Rates (%)             Thousands of Won
                               -------------------    -----------------------
 Overdraft                            8.95                    W    1,999,727
 General term borrowings             12.69                        10,800,000
 Notes with short-term
       finance companies             12.40                        54,000,000
                                                      -----------------------
                                                              W   66,799,727


   Certain bank deposits and financing assets are pledged as collateral for the above borrowings (see Note 4). Historically, short-term borrowings have been revolving in nature and refinanced by new borrowings as they become due. Management believes that the Company will continue to borrow in the near term short-term funds for operations through renewals of existing borrowing arrangements.

Maximum and average borrowings and weighted average interest rate on short-term borrowings for the year ended March 31, 1999 were as follows:


                                                Thousands of Won
                                               ---------------------
              Maximum borrowings                     W 66,799,727
              Average borrowings outstanding           47,623,839
              Weighted average interest rate                13.72%

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

 6. Long-term Debt:

   Long-term debt at March 31, 1999 comprises the following:

                                  Reference         Thousands of Won
                                --------------   ------------------------
  Debentures                         (A)              W     52,346,288
  Bank loans                         (B)                    34,000,000
                                                 ------------------------
                                                      W     86,346,288

   (A) Debentures outstanding at March 31, 1999 comprise the following:

                                    Annual Interest
                                       Rates (%)             Thousands of Won
                                   -------------------    ----------------------
   Debentures collateralized
    by bank letter of credit              11.0                W     24,000,000
   Non-collateralized debentures       15.5-17.0                    11,000,000
   Unlisted private debentures         10.0-10.5                    17,500,000
                                                          ----------------------
                                                                    52,500,000
   Less : discounts                                                   (153,712)
                                                          ----------------------
                                                              W     52,346,288
                                                          ======================

   (B) Bank loans at March 31, 1999 comprise the following:

                                  Annual Interest
                                     Rates (%)             Thousands of Won
                                  -------------------    -----------------------
    Korea First Bank                10.35-12.25                W    24,000,000
    Hanareum Merchant Bank              16.0                         4,000,000
    Kukmin Bank                         10.5                         6,000,000
                                                        -----------------------
                                                               W    34,000,000
                                                        ========================

    Certain bank deposits and financing assets are pledged as collateral for the above debt (see Note 4).

Continued;

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

 6. Long-term Debt, Continued:

   The maturities of long-term debt outstanding at March 31, 1999, excluding discounts on debentures, are as follows:


                                           Thousands of Won
                 ---------------------------------------------------------------------
                     Debentures                 Bank
                    (par value)                 Loans                    Total
                 -------------------      ------------------      --------------------
1999                   W 13,896,369            W 30,000,000             W  43,896,369
2000                     31,514,701               2,400,000                33,914,701
2001                      6,935,218               1,600,000                 8,535,218
                 ===================      ==================      ====================
                       W 52,346,288            W 34,000,000             W  86,346,288
                 ===================      ==================      ====================



 7. Accrued Employee Benefit:

   The following information relates to the Company's benefit obligation under its severance benefit plan.

   Change in benefit obligation:


                                                            As of December 8,          As of
                                                                   1998              March 31,
                                                                                       1999
                                                            -------------------  --------------------
Benefit obligation at beginning of period                        W   167,000           W   638,000
Service cost                                                         457,000               205,000
Interest cost                                                         14,000                 6,000
                                                            -------------------  --------------------
Benefit obligation at end of period                                  638,000               849,000
Unrecognized prior service cost                                     (162,000)             (160,000)
                                                            -------------------  --------------------
Accrued benefit cost                                             W   476,000           W   689,000
                                                            ===================  ====================

   Components of net periodic benefit cost:

Service cost                                                         457,000               205,000
Interest cost                                                         14,000                 6,000
Amortization of prior service cost                                     5,000                 2,000
                                                            --------------------  --------------------
                                                                     476,000               213,000
                                                            ===================  ====================


   The discount and rate of increase for future compensation used to determine the actuarial value above were 12% and 4%, respectively.

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

 8. Financial Instruments:

   The estimated fair values of the Company's financial instruments are as follows:


                                                                           Thousands of Won
                                                                ---------------------------------------
                                                                      Book                 Fair
                                                                      Value                Value
                                                                ------------------   ------------------
       Financial assets:
        Cash and cash equivalent                                       31,990,862           31,990,862
        Interest- bearing deposits with banks                           7,903,478            8,079,671
        Securities available for sale                                  13,317,615           13,317,615
        Securities held to maturity                                        64,153               65,366
        Loans                                                         118,463,288          118,187,136
        Accrued interest receivable                                     2,974,008            2,974,008
       Financial liabilities:
        Short-term borrowings                                          66,799,727           66,799,727
        Long-term debt                                                 86,346,288           87,719,641


   The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

   - Cash and short-term instruments

    Carrying amounts (which represent cost) of cash and short-term instruments approximate their fair value.

   - Available for sale and held to maturity securities

    Fair values for securities are based on quoted market prices.

   - Loans receivable

    Fair values for loans are estimated using discounted cash flow analysis using interest currently being offered for loans with similar term to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

   - Accrued interest receivable

    The carrying amounts of accrued interest receivable approximate their fair values.

 Continued:

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

 8. Financial Instruments , Continued:

   - Short-term borrowings

    Carrying amounts (which represent cost) of short-term borrowings approximate their fair value.

   - Long-term debt

    Fair values of long-term debt are estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

 9. Commitments and Contingencies:

   At March 31, 1999, the Company has entered into bank overdraft agreements for borrowings of up to W2,000 million with Daegu Bank.


10. Capital Stock:

   The basis of NEWSTATE'S common stock outstanding at acquisition was changed from 20,000,000 thousand Won to 1 thousand Won as a result of pushdown accounting (See Note 2).

   NEWSTATE issued 978,000 shares of common stock for cash at W5,000 per share on December 9, 1998.


11. Income taxes:

   The statutory income tax rate, including resident tax surcharges, applicable to the Company is approximately 30.8% in 1999. However, the actual income tax expense reported by the Company differs from the expected income tax computed at the statutory income tax rate as follows:


                        Period from December 9,    Period from April 1, 1998 to
                        1998 to March 31, 1999       to December 8, 1998
                        -----------------------    -----------------------------
                         Tax Rate  Thousand         Tax Rate      Thousand
                           (%)      of Won            (%)          of Won
                         --------  --------         --------      --------

Income tax expense
  computed at
  statutory rate           30.8    W  143,218       (30.8)       W (924,639)
Disallowed interest
  and expenses             10.4        48,573         0.2            78,856
Net amortization/
  accretion of good-will   19.1        89,024         --                --
Change in deferred tax
  valuation allowance     (60.3)     (280,815)       30.6           845,783
                          -----    ----------      -------       -----------
Income tax expense as
  reported                  --     W     --           --         W     --
                          =====    ==========      =======       ===========
Continued;

                    NEWSTATE CAPITAL CO., LTD AND SUBSIDIARY
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued

                                 March 31, 1999
                                -----------------

11. Income Taxes, Continued:

   The significant components of deferred tax assets are reflected in the following:

                                              Thousand of Won
                                            --------------------
Deferred tax assets:
   Loss carry forward                           W     973,384
   Loan discount and allowances                     1,775,401
   Accrued employee benefit                           210,978
   Debt forgiveness                                 4,027,479
   Other purchase discounts                           356,335
                                            --------------------
                                                    7,343,577
Deferred tax liabilities:
   Accrued interest income                             10,116
   Other purchase premiums                          1,476,739
                                            --------------------
                                                    1,486,855
Net deferred tax assets
 before valuation allowance                         5,856,722
                                            --------------------
Valuation allowance on net
 deferred tax assets                               (5,856,722)
                                            --------------------
Net deferred tax assets                         W           0
                                            ====================


12. Acquisition of Youngnam Housing Finance Co., Ltd.:

   On March 12, 1999, NEWSTATE acquired all of the outstanding stock of YOUNGNAM for approximately W19,000,000 thousand in cash. The acquisition was recorded under the purchase method of accounting. The acquisition resulted in negative goodwill of approximately W7,707,661 thousand which is being amortized over 5 years using straight-line method.

   The following pro forma results reflect the assumption that the transaction was effective at April 1, 1998 (in thousands, except per share amounts):

                                                     Unaudited
                                       -----------------------------------------
                                          Period from           Period from
                                       April 1, 1998 to      December 9, 1998 to
                                       December 8, 1998        March 31, 1999
                                       -----------------     -------------------
Revenues                                  W  23,575,984         W  8,796,731
Net income (loss)                            (1,874,448)             840,870
Net income (loss) per share                        (468)                 169
 (in Korean Won)

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of Newstate Capital Co., Ltd.


In our opinion, the accompanying balance sheet and the related statements of operations, shareholders' equity and cash flows present fairly, in all material respects, the financial position of Newstate Capital Co., Ltd. as of March 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

As described in Note 1, the Company operates under adverse economic conditions in Korea and the Asia Pacific region.


                                     /s/ SAMIL ACCOUNTING CORPORATION
                                     ------------------------------------
                                     Samil Accounting Corporation
                                     Seoul, Korea



July 30, 1999


Samil Accounting Corporation is the Korean member firm of the worldwide PricewaterhouseCoopers organization.

                           NEWSTATE CAPITAL CO., LTD.
                                  BALANCE SHEET

                                 March 31, 1998
                                -----------------


                                                                   In Thousands of             U.S. Dollars
                                                                     Korean Won                 (Unaudited)
                                                                ----------------------     ----------------------
  ASSETS
Cash and cash equivalents                                         W       6,143,756           US$    4,455,872
Interest-bearing deposits with banks                                     33,333,185                 24,175,504
Securities available for sale (Note 3)                                      124,530                     90,318
Securities held to maturity (Note 3)                                         20,550                     14,904
Loans, net of allowance for loan losses of
  W17,760,105 thousand (Note 4)                                         113,232,708                 82,124,099
Premises and equipment (Note 5)                                             283,102                    205,325
Accrued interest receivable                                               2,407,303                  1,745,941
Other assets                                                              1,196,237                    867,592
                                                                ----------------------     ----------------------
      Total assets                                                W     156,741,371             US$113,679,555
                                                                ======================     ======================

  LIABILITIES AND SHAREHOLDERS' EQUITY

Short-term borrowings (Note 6)                                    W      52,976,230            US$  38,421,983
Accrued expenses and other liabilities                                    1,462,141                  1,060,445
Long-term debt (Note 7)                                                 100,571,862                 72,941,588
                                                                ----------------------     ----------------------
      Total liabilities                                                 155,010,233                112,424,016
                                                                ----------------------     ----------------------


Shareholders' equity:
Common stock:  W5,000 par value;
  16,000,000 shares authorized; 4,000,000 shares
  issued and outstanding                                                 20,000,000                 14,505,367
Accumulated deficit                                                     (17,947,338)               (13,016,636)
Accumulated other comprehensive loss                                       (321,524)                  (233,192)
                                                                ----------------------     ----------------------
      Total shareholders' equity                                          1,731,138                  1,255,539
                                                                ----------------------     ----------------------
      Total liabilities and shareholders' equity                  W     156,741,371             US$113,679,555
                                                                ======================     ======================


         The accompanying notes are an integral part of these consolidated financial statements.

                           NEWSTATE CAPITAL CO., LTD.
                             STATEMENT OF OPERATIONS

                            YEAR ENDED MARCH 31, 1998
                                -----------------


                                                                   In Thousands of             U.S. Dollars
                                                                     Korean Won                 (Unaudited)
                                                                ----------------------     ----------------------
Interest income:
  Loans                                                            W      23,314,686            US$  16,909,404
  Deposits with banks                                                      3,091,867                  2,242,433
                                                                ----------------------     ----------------------
      Total interest income                                               26,406,553                 19,151,837
                                                                ----------------------     ----------------------

Interest expenses:
  Short-term borrowings                                                   13,413,472                  9,728,367
  Long-term debt                                                          10,513,742                  7,625,284
                                                                ----------------------     ----------------------
      Total interest expense                                              23,927,214                 17,353,651
                                                                ----------------------     ----------------------

Net interest income                                                        2,479,339                  1,798,186
Provision for loan losses                                                (10,183,159)                (7,385,523)
                                                                ----------------------     ----------------------
Net interest losses after provision for loan losses                       (7,703,820)                (5,587,337)
                                                                ----------------------     ----------------------

Other income and expenses:
  Salaries and employee benefits                                          (1,799,505)                (1,305,124)
  General and administration                                              (1,174,898)                  (852,116)
  Loss on sale of available for sale securities(Note 3)                   (1,279,299)                  (927,835)
  Other income, net                                                           89,112                     64,630
                                                                ----------------------     ----------------------
                                                                          (4,164,590)                (3,020,445)
                                                                ----------------------     ----------------------

Loss before income taxes                                                 (11,868,410)                (8,607,782)
Provision for income taxes (Note 9)                                              -                          -
                                                                ----------------------     ----------------------
Net loss                                                           W     (11,868,410)          US$   (8,607,782)
                                                                ======================     ======================
Net loss per common share, basic and diluted                       W          (2,967)          US$        (2.15)

Average number of shares outstanding                                       4,000,000                  4,000,000
                                                                ======================     ======================


         The accompanying notes are an integral part of these consolidated financial statements.

                           NEWSTATE CAPITAL CO., LTD.
                        STATEMENT OF SHAREHOLDERS' EQUITY

                            YEAR ENDED MARCH 31, 1998
                                -----------------


                                                                   In thousands of Korean Won
                                                    ---------------------------------------------------------------
                                                                                      Accumulated
                                             Capital stock                                Other
                                  -----------------------------   Accumulated        comprehensive                   In U.S. Dollars
                                      Shares          Amount        deficit               loss          Total         (Unaudited)
                                  ------------   ---------------   ---------------   ---------------   ------------   -------------
Balance April 1, 1997                4,000,000      W 20,000,000    W (6,078,928)       W  (73,000)   W 13,848,072   US$10,043,567
                                  ------------   ---------------   ---------------   ---------------   ------------   -------------

Net loss                                 -                -          (11,868,410)        -             (11,868,410)      (8,607,782)
Net change in unrealized
  depreciation on
  available-for-sale securities          -                -              -                (248,524)       (248,524)        (180,247)
                                                                                                       ------------   -------------
Comprehensive loss                       -                -              -               -             (12,116,934)      (8,788,029)
                                  ------------   ---------------   ---------------   ---------------   ------------   -------------
Balance March 31, 1998               4,000,000     W 20,000,000     W(17,947,338)       W (321,524)   W 1,731,138     US$ 1,255,539
                                  ============   ===============   ===============   ===============   ============   =============

         The accompanying notes are an integral part of these consolidated financial statements.

                           NEWSTATE CAPITAL CO., LTD.
                             STATEMENT OF CASH FLOWS

                            YEAR ENDED MARCH 31, 1998
                                -----------------


                                                                   In Thousands of             U.S. Dollars
                                                                     Korean Won                 (Unaudited)
                                                                ----------------------     ----------------------
Cash flows from operating activities:
  Net loss                                                           W  (11,868,410)          US$   (8,607,782)
  Adjustment to reconcile net loss
    to net cash used in operating activities:
    Depreciation and amortization                                         1,413,508                  1,025,173
    Loss on sale of available for sale securities                         1,279,299                    927,835
    Provision for loan losses                                            10,183,159                  7,385,523
    Other non-cash gains                                                    (93,874)                   (68,084)
    Increase in accrued interest receivable                              (1,583,022)                (1,148,116)
    Decrease in accrued expenses and other liabilities                     (863,961)                  (626,603)
    Decrease in other assets                                                985,791                    714,963
                                                                ----------------------     ----------------------
Net cash used in operating activities                                      (547,510)                  (397,091)
                                                                ----------------------     ----------------------

Cash flows from investing activities:
  Increase in interest bearing deposits with banks, net                 (14,678,575)               (10,645,906)
  Purchase available for sale securities                                (20,991,553)               (15,224,509)
  Proceeds from sales of available for sale securities                   19,712,254                 14,296,674
  Decrease in loans, net                                                 33,683,430                 24,429,526
  Purchase of premises and equipment                                        (61,504)                   (44,607)
  Proceeds from sales of premises and equipment                               4,670                      3,387
                                                                ----------------------     ----------------------
Net cash provided by investing activities                                17,668,722                 12,814,565
                                                                ----------------------     ----------------------

Cash flows from financing activities:
  Decrease in short-term borrowings, net                                (47,709,974)               (34,602,534)
  proceeds from long-term debt borrowings                                35,375,274                 25,656,566
                                                                ----------------------     ----------------------
Net cash used in financing activities                                   (12,334,700)                (8,945,968)
                                                                ----------------------     ----------------------
Net increase in cash and cash equivalents                                 4,786,512                  3,471,506

Cash and cash equivalents at March 31, 1997                               1,357,244                    984,366
                                                                ----------------------     ----------------------
Cash and cash equivalents at March 31, 1998                          W    6,143,756           US$    4,455,872
                                                                ======================     ======================
Supplemental cashflow information:
  Cash paid for interest                                             W   22,806,346           US$  16,540,721
   Cash paid for income taxes                                                  -                          -
                                                                ======================     ======================



         The accompanying notes are an integral part of these financial statements.

                           NEWSTATE CAPITAL CO., LTD.
                          NOTES TO FINANCIAL STATEMENTS

                                 March 31, 1998
                                -----------------

 1. Basis of Presentation:

    Newstate  Capital Co., Ltd.  (the  "Company"),  a 99.6%-owned  subsidiary of
      Newstate Capital Corp. U.S.A., is a financing company incorporated on February 18, 1994 under the laws of the Republic of Korea to engage in factoring commercial notes and accounts receivable, and to provide short-term and long-term financing to customers. The name of the Company was changed from Dongsuh Finance Co., Ltd. to Newstate Capital Co., Ltd. on December 9, 1998.

   As a result of the effects of the International Monetary Fund debt crisis in Korea, the Company suspended new loan originations from the period December 1997 to April 1999. Consequently, the accompanying financial statements do not reflect the company's normal business activities in a stable economic environment.

   The official accounting records of the Company are maintained in Korean Won in accordance with the relevant laws and regulations of the Republic of Korea. The U.S. Dollar amounts are provided herein as supplementary information solely for the convenience of the reader. All Won amounts are expressed in U.S. Dollars at the rate of W1,378.8 : US$1, the prevailing rate on March 31, 1998. This presentation should not be construed as a representation that the Won amounts shown could be converted in or settled in U.S. Dollars at this or any other rate.

   The Company's primary source of revenue is from providing loans to customers, who are predominantly small and middle-market businesses and middle-income individuals. A substantial portion of the Company's revenues is from housing loans.

   Liquidity Risk -

   A significant portion of the Company's liabilities are short-term or due on demand, whereas most of its assets are long-term loans or investments. In order to meet its obligations and sustain its operations, the Company must generate sufficient cash flow through refinance of borrowings (see note 6), collections on or sale of loans, sale of securities or through capital contributions.

2. Summary of Significant Accounting Policies:

   The  significant   accounting   policies  followed  by  the  Company  in  the
     preparation of the accompanying financial statements are summarized below.

Continued;

                           NEWSTATE CAPITAL CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                 March 31, 1998
                                -----------------

 2. Summary of Significant Accounting Policies, Continued:

   Use of Estimates in the Preparation of Financial Statements -

   The preparation of financial statements requires management to make estimates and assumptions that affect amounts reported therein. Due to the inherent uncertainty involved in making estimates, actual results reported may differ from those estimates.

   Risk and Uncertainties -

   The operations of the Company have been affected, and may continue to be affected for the foreseeable future, by the unstable economic conditions in the Republic of Korea and the Asia Pacific region. Specific factors that have impacted the Company include increased unemployment in Korea, limited availability of credit, significant numbers of corporate bankruptcies and the general deterioration of the economies of countries in the Asia Pacific region. Given the current economic conditions, it is at least reasonably possible that a continuation of the economic crisis, or a lack of significant improvement in the Korean economy, may require material adjustment in the short-term for the recoverability of the Company's assets.

   Recognition of Interest Income -

   Interest income on loans and investments is recognized on an accrual basis.

   Cash Equivalents -

   Cash and cash equivalents comprise cash and time deposits in banks with original maturities of three months or less.

   Securities Held to Maturity -

   Investments for which the Company has the positive intent and ability to hold to maturity are reported at amortized cost.

   Securities Available for Sale -

   Securities available for sale consist of certain equity securities which management believes could be sold in response to changes in market conditions or other factors. Unrealized holding gains or losses, net of tax if applicable, are included as a component of other comprehensive income in shareholders' equity until realized.

   Realized gains and losses on the sale of securities available for sale are determined using the specific-identification method.

Continued;

                           NEWSTATE CAPITAL CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                 March 31, 1998
                                -----------------

 2. Summary of Significant Accounting Policies, Continued:

   Securities Available for Sale, Continued:

   Realized declines in the fair value of individual held to maturity and available for sale securities below their cost that are determined to be other than temporary result in write-downs of the individual securities to their fair value. The related write-downs are included as losses in the statement of operations.

   Premiums and discounts are recognized in interest income using the effective interest method over the period to maturity.

   Loans, Allowance and Discontinuance of Interest Income Recognition -

   Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity are reported at their outstanding principal balance, net of allowance for loan losses.

   The accrual of interest is  discontinued  if, in management's  opinion,  full payment of principal or interest is in doubt, or when principal or interest is past due over 90 days or more, and collateral, if any, is insufficient to cover principal and interest. Non-accrual loans are those on which the accrual of interest is discontinued. When the interest accrual is discontinued, all uncollected accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received.

   The allowance for loan losses is increased by charges to expense and decreased by charge-offs, if applicable. Management's periodic evaluation of the adequacy of the allowance is based on the Company's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers' ability to repay, the estimated value of any underlying collateral, and current economic conditions.

   Losses on consumer and residential mortgage loans are generally provisioned through a charge to the allowance for loan losses based upon specified stages of delinquency and estimated losses on such loans.

   The Company  considers all  non-accrual  commercial  loans as impaired loans.
     Allowances on commercial loans deemed to be impaired are determined based upon an estimate of future cash flows discounted at the related loans' effective rate. Generally, the Company estimates cash flows for a period of 3 to 5 years, regardless of whether the original or restructured term of an impaired loan exceeds such periods. Charge offs are recorded only after all practical efforts to collect the loan have been exhausted. Under Korean law, a loan to an individual remains legally binding perpetuity.

Continued;

                           NEWSTATE CAPITAL CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                 March 31, 1998
                                -----------------

 2. Summary of Significant Accounting Policies, Continued:

   Premises and Equipment -

   Company  premises,   furniture  and  equipment  are  carried  at  cost,  less
     accumulated depreciation computed principally by the declining-balance method over the estimated useful lives of the assets.

   Accrued Employee Benefits -

   Employees and directors, with more than one year of service are entitled to receive a lump-sum payment upon termination of their service with the Company, either voluntary or involuntary, based on their length of employment and rate of pay at the time of termination. Severance benefits are accrued based primarily on the employees' compensation and years of service.

   In accordance with the National Pension Act, a certain portion of accrued employee benefits is remitted to the National Pension Fund and deducted from accrued employee benefits. The contributed amount is refunded to employees from the National Pension Fund upon their retirement.

   Debt Issuance Costs -

   Debt issuance costs are deferred and amortized over the life of the related debt instrument on the effective interest method.

   Income Taxes -

   Deferred income taxes are recognized for the future tax consequences of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. A valuation allowance is provided on deferred income tax assets where it is more likely than not that such assets will not be realized.

   Net Income (Loss) Per Share -

   Earnings (loss) per share is computed using the weighted average number of common shares outstanding during the year. Basic and diluted earnings
     (loss) per share amount are the same.

Continued;

                           NEWSTATE CAPITAL CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                 March 31, 1998
                                -----------------

 2. Summary of Significant Accounting Policies, Continued:

   Comprehensive Income -

   The Company has adopted Statement of Financial  Accounting Standards No. 130,
     "Reporting Comprehensive Income," which defines and establishes the standards for reporting comprehensive income. Comprehensive income for the Company includes net income and the change in unrealized gains and losses on available for sale securities. The Company has presented these items in the statement of shareholders' equity.


 3. Securities:

   Securities at March 31, 1998 are as follows (in thousands of Won).


                                                    Gross            Gross
                                                  unrealized       unrealized
                             Amortized cost         gains            losses            Fair value
                           -------------------   -------------   ---------------   -------------------
Available for sale:
 Equity securities                W   446,054       -            W 321,524                 W  124,530
                           ===================   =============   ===============   ===================
Held to maturity :
 Bond                             W    20,550       -            W   6,229                 W  14,321
                           ===================   =============   ===============   ===================


   Proceeds  from  sales of  securities  available  for sale were  approximately
     W19,712,254  thousand for the year ended March 31, 1998.  During the fiscal year, gross losses on the sales of securities available for sale amounted W1,279,299 thousand.

   The scheduled maturities of securities held to maturity at March 31, 1998 are as follows (in thousands of Won) :

                                                 Securities
                                              held-to-maturity:
                                     ----------------------------------
                                          Cost           Fair Value
                                     ---------------   ----------------
Due in one year or less                  W    1,000        W       871
Due from one to five years                   12,320             10,933
Due from five to ten years                    7,230              2,517
                                     ---------------   ----------------
                                         W   20,550        W    14,321
                                     ===============   ================

                           NEWSTATE CAPITAL CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                 March 31, 1998
                                -----------------

 4. Loans:

   The components of loans are as follows:

                                                        Thousands of Won
                                                   -----------------------
Commercial                                                W  26,404,024
Residential real estate                                      93,106,536
Consumer                                                     11,482,253
                                                   -----------------------
Sub-total                                                   130,992,813
Allowance for loan losses                                   (17,760,105)
                                                   -----------------------
                                                          W 113,232,708
                                                   =======================


   At March 31, 1998, residential real estate loans of W 51,453 million are pledged as collateral for certain short-term and long-term borrowings (see Notes 6 and 7).

   An analysis of the change in the allowance for loan losses is as follows:

                                                     Thousands of Won
                                                  -----------------------
             Balance at March 31, 1997                  W    7,576,946
             Provision for loan losses                      10,183,159
                                                  =======================
             Balance at March 31,1998                   W   17,760,105
                                                  =======================

   During the year ended March 31,  1998, W14,933,926   thousand of allowance on
     impaired loans were recorded in relation to impaired loans having recorded investments of W18,723,828 thousand. As of March 31, 1998, there is no impaired loan for which an allowance for loan loss has not been provided. The average recorded investment in impaired loans during the fiscal year was W21,468,478 thousand.

   Interest income on impaired commercial loans amounted to W455,226 thousand on cash basis during the fiscal year.

   Scheduled maturities of loans receivable at March 31, 1998, are as follows:

                                                         Thousands of Won
                                                      -----------------------
             Due in one year or less                          W   12,142,189
             Due from one to five years                           39,351,285
             Due from five to ten years                           26,636,807
             Due after ten years                                  52,862,532
                                                      -----------------------
                                                              W  130,992,813
                                                      =======================

                           NEWSTATE CAPITAL CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                 March 31, 1998
                                -----------------

 5. Premises and Equipment:

   Components of properties and equipment included in the balance sheet at March
     31, 1998, are as follows:

                                 Thousands of Won      Estimated Useful Life
                                 ----------------    --------------------------
Vehicles                          W     74,191                 4 - 5
Furniture and equipment              1,110,090                 4 - 8
                                 ----------------
Total                                1,184,281
Less accumulated depreciation         (901,179)
                                 ----------------
Net book value                    W    283,102
                                 ================

   Rental expense of certain Company facilities and equipment was W195,360 thousand in 1998.


 6. Short-term Borrowings:

   Short-term borrowings at March 31, 1998 comprise the following:

                                Annual Interest
                                   Rates (%)             Thousands of Won
                               -------------------    -----------------------
General term borrowings               22.0                    W   27,476,230
Notes with short-term
    finance companies                 24.75                       25,500,000
                                                      -----------------------
                                                              W   52,976,230
                                                      =======================

   Certain bank deposits and financing assets are pledged as collateral for the above loans (see Note 4). Historically, short-term borrowings have been revolving in nature and refinanced by new borrowings as they become due.

   Maximum and average borrowings and weighted average interest rate on short-term borrowings for the year ended March 31, 1998 were as follows:

                                             Thousands of Won
                                           ---------------------
     Maximum borrowings                           W  126,200,000
     Average borrowings outstanding                   89,399,225
     Weighted average interest rate                       12.81%

                           NEWSTATE CAPITAL CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                 March 31, 1998
                                -----------------

 7. Long-term Debt:

   Long-term debt at March 31, 1998 comprises the following:

                               Reference         Thousands of Won
                             --------------   ------------------------
Debentures                        (A)               W    44,399,362
Bank loans                        (B)                    56,172,500
                                              ------------------------
                                                    W   100,571,862
                                              ========================

   (A) Debentures outstanding at March 31, 1998 comprise the following:

                                    Annual Interest
                                       Rates (%)         Thousands of Won
                                   -----------------  -----------------------
 Debentures collateralized
   by bank letter of credit               10.0              W    5,000,000
 Non-collateralized debentures          5.0-15.0                40,500,000
                                                      -----------------------
                                                                45,500,000
 Less : discounts                                               (1,100,638)
                                                      -----------------------
                                                            W   44,399,362
                                                      ========================

   (B) Bank loans at March 31, 1998 comprise the following:

                                Annual Interest
                                   Rates (%)             Thousands of Won
                               -------------------    -----------------------
Korea First Bank                  10.35-12.90               W     26,000,000
Samsung Life Insurance                15.8                         4,172,500
Shinhan Bank                       9.15-12.60                     20,000,000
Kukmin Bank                          12.82                         6,000,000
                                                      -----------------------
                                                            W     56,172,500
                                                      =======================

    Certain bank deposits and financing assets are pledged as collateral for the above loans (see Note 4).

Continued;

                           NEWSTATE CAPITAL CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                 March 31, 1998
                                -----------------

 7. Long-term Debt, Continued :

   The maturities of long-term debt outstanding at March 31, 1998, excluding discounts on debentures, are as follows:

                        Thousands of Won
         ---------------------------------------------------------------------
             Debentures                 Bank
            (par value)                 Loans                    Total
         -------------------      ------------------      --------------------
1999          W  32,313,706            W     -                   W 32,313,706
2000             12,085,656              56,172,500                68,258,156
         -------------------      ------------------      --------------------
              W  44,399,362            W 56,172,500              W100,571,862
         ===================      ==================      ====================

 8. Financial Instruments :

   The estimated fair values of the Company's financial instruments are as follows:

                                                 Thousands of Won
                                        -------------------------------------
                                            Book                 Fair
                                            Value                Value
                                        ----------------   ------------------
Financial assets:
 Cash and cash equivalent                 W   6,143,756        W   6,143,756
 Interest- bearing deposits with bank        33,333,185           32,002,100
 Securities available for sale                  124,530              124,530
 Securities held to maturity                     20,550               14,321
 Loans receivable                           113,232,708           96,281,557
 Accrued interest receivable                  2,407,303            2,407,303
Financial liabilities:
 Short-term borrowings                       52,976,230           52,976,230
 Long-term debt                             100,571,862           94,507,067

   The following methods and assumptions were used by the Company in estimating fair values of financial instruments as disclosed herein:

   - Cash and short-term instruments

    Carrying amounts (which represent cost) of cash and short-term instruments approximate their fair value.

Continued;

                           NEWSTATE CAPITAL CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                 March 31, 1998
                                -----------------

 8. Financial Instruments, Continued :

   - Available for sale and held to maturity securities

    Fair values for securities are based on quoted market prices.

   - Loans receivable

    Fair values for loans are estimated using discounted cash flow analysis using interest currently being offered for loans with similar term to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analysis or underlying collateral values, where applicable.

   - Short-term borrowings

    Carrying amounts (which represent cost) of short-term borrowings approximate their fair value.

   - Long-term debt

    Fair values of long-term debt are estimated using discounted cash flow analysis based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

   - Accrued interest receivable

    The carrying amounts of accrued interest receivable approximate their fair values.

                           NEWSTATE CAPITAL CO., LTD.
                    NOTES TO FINANCIAL STATEMENTS, Continued

                                 March 31, 1998
                                -----------------

 9. Income Taxes:

     The statutory income tax rate, including resident tax surcharges, applicable to the Company is approximately 30.8% in 1998. However, the actual income tax expense reported by the Company differs from the expected income tax computed at the statutory income tax rate as follows:

                                   Tax Rate (%)          Thousand of Won
                                   ---------------    -----------------------
Income tax expense computed
 at statutory rate                    (30.8)                  W (3,655,470)
Disallowed interest and expenses        0.0                          8,035
Change in deferred tax
 valuation allowance                   30.8                      3,647,435
                                   ---------------    -----------------------
Income tax expense as reported          -                     W  -
                                   ===============    =======================

     At March 31, 1998, the Company had tax basis net operating loss carryovers of W2,018,085 thousand available to offset future taxable income. These carryovers expire through March 31, 2003.

    At March 31,1998, the Company has fully reserved valuation allowance on net deferred income tax assets arising from loss carry forwards and temporary differences between amounts reported for financial accounting and income tax purposes because it is uncertain that the Company will generate enough taxable income in the future to fully utilize the loss carry forwards and temporary differences.

    The significant components of deferred tax assets are reflected in the following:


                                                  Thousand of Won
                                             -----------------------
Deferred income tax assets:
   Loss carry forward                               W     621,570
   Allowance for loan losses                            5,222,976
                                             -----------------------
                                                        5,844,546

Deferred income tax liabilities:
   Accrued interest income                                    281
                                             -----------------------
Net deferred income tax assets
 before valuation allowance                         W   5,844,265
                                             -----------------------
Valuation allowance on net
 deferred income tax assets                         W  (5,844,265)
                                             =======================